EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Minnesota Mining and Manufacturing Company of our report dated February 14, 2000, relating to the consolidated financial statements, which appears in Minnesota Mining and Manufacturing Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


PRICEWATERHOUSECOOPERS LLP
St. Paul, Minnesota
January 11, 2001